UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2024

BIMI Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34890	02-0563302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

725 5th Avenue, 15th Floor, 15-01 New York NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212 542 0028

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	BIMI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 23, 2024, of BIMI Holdings Inc. (the “Company”) received a staff determination letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company’s common stock will be delisted from Nasdaq. As previously reported, the Company received two delinquency compliance alert notices on April 19, 2024 and May 17, 2024, respectively, for failing to file its Form 10-K for the fiscal year ended December 31, 2024, and Form 10-Q for the period ended March 31, 2024, as required under Nasdaq Listing Rule 5250(c)(1). In response, the Company submitted plans of compliance to Nasdaq on June 16, 2024 and July 5, 2024. However, based on staff's review of those materials, Nasdaq has determined to deny the Company's request for continued listing on Nasdaq.

The Nasdaq staff highlighted the Company’s ongoing internal control deficiencies, specifically noting that internal controls over financial reporting were not effective in the last three annual reports. The Company has been searching for a qualified CFO since June 2023 to address these issues but has not yet succeeded in making significant progress. The Notice further mentioned that the Company has been delinquent in filing 5 of its last 6 periodic reports, further indicating non-compliance with Nasdaq’s continued listing requirements. As a result, Nasdaq has determined that the Company has not provided a definitive plan to regain and sustain compliance with the listing rules.

In response, the Company intends to request a hearing before a Nasdaq Hearings Panel to appeal the delisting determination. The Company has until July 30, 2024, to request this hearing, which will stay the suspension of the Company’s securities for 15 days from the date of the request. The Company may further request an extended stay of the suspension, which will be reviewed by the Hearings Panel within 15 days following the deadline to request the hearing. If the Company does not request for an appeal, trading of its common stock will be suspended at the opening of business on August 1, 2024, and a Form 25-NSE will be filed with the Securities and Exchange Commission to remove the Company’s securities from listing and registration on Nasdaq. The Company is committed to addressing these issues and restoring compliance with Nasdaq’s listing requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2024	BIMI Holdings Inc.

	By:	/s/ Tiewei Song
	Name:	Tiewei Song
	Title:	Chief Executive Officer

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